Exhibit 4.54

Additional Agreement No. 8

on amendment of certain terms and conditions of Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012 and Additional Agreement No. 7 dated March 04, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012

Moscow	March 31, 2016

Sberbank of Russia Public Joint Stock Company (Sberbank PJSC), hereinafter referred to as the Lender, represented by Andrey Yuryevich Goncharenko, Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department, acting by virtue of the Charter and Power of Attorney No. 329-Д dated July 16, 2015, on the one part, and Southern Kuzbass Coal Company Public Joint Stock Company (Southern Kuzbass PAO), hereinafter referred to as the Borrower, represented by Pavel Viktorovich Shtark, General Director of Mechel Mining Management Company Limited Liability Company (abbreviated as Mechel Mining Management Company OOO, OGRN 1085410004811, address: 1 Krasnoarmeyskaya str., Moscow 125167, Russian Federation) performing functions of the sole executive body of Southern Kuzbass PAO on the basis of the Agreement on Delegation of Authority of Sole Executive Body of Southern Kuzbass OAO (from 16.03.2016 - Southern Kuzbass PAO) to the management company - Mechel Mining Management Company OOO dated October 21, 2013, acting by virtue of the Charter of Mechel Mining Management Company OOO and the Charter of Southern Kuzbass PAO, on the other part, hereinafter jointly referred to as the “Parties”, have concluded this Additional Agreement No. 8 (hereinafter referred to as the “Agreement”) on amendment of certain terms and conditions of Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012 (hereinafter referred to as the “Agreement”) and Additional Agreement No. 7 dated March 04, 2016 (hereinafter referred to as “Additional Agreement No. 7”) to Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012, as follows:

1. Amend subclauses 9.1.4-9.1.6; 9.1.8-9.1.11; 9.1.13-9.1.16; 9.1.18; 9.1.20; 9.1.22; 9.1.23 of Article 9 of the Agreement to read as follows:

“9.1.4. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of ordinary shares of Beloretsk Metallurgical Plant Open Joint Stock Company (Beloretsk Metallurgical Plant OAO, address: 1 Blyukher street, Beloretsk 453500, Republic of Bashkortostan, Russian Federation, OGRN 1020201623716, TIN 0256006322) owned on the basis of the right of ownership by Mechel PAO being the subject of pledge under Pledge Agreement No. 5321-ЗAЛ-3 dated November 11, 2010 concluded between the Lender and Mechel PAO with par value of 1 (One) rouble per share in the amount equal to at least 25 (Twenty five) percent plus 1 (One) share of the total amount of placed ordinary shares of Beloretsk Metallurgical Plant OAO.

From now forward in case of issue and placement of additional ordinary shares of Beloretsk Metallurgical Plant OAO, the Borrower shall within 10 (Ten) business days upon registration of the report on results of issue of shares in authorized state bodies, ensure provision of such number of ordinary shares of Beloretsk Metallurgical Plant OAO to pledge/subsequent pledge to the Lender so that part of ordinary shares of Beloretsk Metallurgical Plant OAO in pledge/subsequent pledge of the Lender after such placement of additional shares is at least 25 (Twenty five) percent plus 1 (One) share of the total number of placed ordinary shares of Beloretsk Metallurgical Plant OAO.

If Beloretsk Metallurgical Plant OAO resolves not to pay dividends on its own preferred shares, within 10 (Ten) business days upon Beloretsk Metallurgical Plant OAO resolution not to pay dividends on preferred shares the Borrower shall ensure provision of such number of shares of Beloretsk Metallurgical Plant OAO to pledge/subsequent pledge to the Lender so that part of voting shares of Beloretsk Metallurgical Plant OAO in pledge/subsequent pledge of the Lender is at least 25 (Twenty five) percent plus 1 (One) share of the total number of voting shares of Beloretsk Metallurgical Plant OAO, and part of ordinary shares in pledge/subsequent pledge shall be at least 25 (Twenty five) percent plus 1 (One) share of the total number of ordinary shares of Beloretsk Metallurgical Plant OAO.

9.1.5. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of movable property (including special equipment) owned on the basis of the right of ownership by Bratsk Ferroalloy Plant Limited Liability Company (Bratsk Ferroalloy Plant OOO, address: Bratsk 665716, Irkutsk Region, Russian Federation, P 01 11 01 00, OGRN 10338008455760, TIN 380450001) being the subject of pledge under Pledge Agreements No. 159/з-1 dated October 14, 2010, No. 160/з-1 dated November 08, 2010 concluded between the Lender and Bratsk Ferroalloy Plant OOO.

9.1.6. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of movable property (special equipment) owned on the basis of the right of ownership by the Borrower being the subject of pledge under Pledge Agreements No. ДЗ-13/1 dated March 25, 2010, No. ДЗ-13/2/1 dated August 31, 2010, No. ДЗ-13/3 dated March 17, 2014, No. З-5593-5594-8507-8508 dated October 31, 2014 concluded between the Lender and the Borrower.”;

“9.1.8. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of immovable property owned on the basis of the right of ownership by Bratsk Ferroalloy Plant OOO being the subject of pledge under Mortgage Agreement No. 159/и-1 dated November 25, 2010 concluded between the Lender and Bratsk Ferroalloy Plant OOO.

9.1.9. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of movable property (including special equipment) owned on the basis of the right of ownership by Korshunov Mining Plant Open Joint Stock Company (Korshunov Mining Plant OAO, address: 9A/1 Ivashchenko str., Zheleznogorsk-Ilimsky 665651, Irkutsk Region, Russian Federation, OGRN 1023802658714, TIN 3834002314) being the subject of pledge under Pledge Agreements No. 028-029/з-1 dated March 16, 2010, No. 028-029/з-2 dated March 16, 2010, No. 028-029/з-3 dated March 16, 2010, concluded between the Lender and Korshunov Mining Plant OAO.

9.1.10. On or prior to April 30, 2016 (inclusive) to pledge/subsequent pledge of movable property (special equipment) owned on the basis of the right of ownership by Yakutugol Holding Company Open Joint Stock Company (Yakutugol Holding Company OAO, address: 3/1 Lenina avenue, Neryungri 678960, Republic of Sakha (Yakutia), OGRN 1021401009057, TIN 1434026980) being the subject of pledge under Pledge Agreement No. 17 dated April 23, 2010 concluded between the Lender and Yakutugol Holding Company OAO.

9.1.11. On or prior to April 30, 2016 (inclusive) guarantee of Mechel PAO with a limit of liability of no more than 5,300,000,000 (Five billion three hundred million) roubles with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.”;

“9.1.13. On or prior to April 30, 2016 (inclusive) guarantee of Mechel-Trans Limited Liability Company (address: 9 Ostrovityanova street, bldg. 4, Moscow 117437, Russian Federation, OGRN 1027739053374, TIN 7728246919) for the whole amount of the Borrower’s obligations under the Agreement with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.

9.1.14. On or prior to April 30, 2016 (inclusive) guarantee of Mechel-Service Limited Liability Company (address: 35 Mishina street, Moscow, Russian Federation, OGRN 1057746840524, TIN 7704555837) for the whole amount of the Borrower’s obligations under the Agreement with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.

9.1.15. On or prior to April 30, 2016 (inclusive) guarantee of Bratsk Ferroalloy Plant OOO for the whole amount of the Borrower’s obligations under the Agreement with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.

9.1.16. On or prior to April 30, 2016 (inclusive) guarantee of CMP PAO with a limit of liability of no more than 2,120,000,000 (Two billion one hundred twenty million) roubles with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.”;

“9.1.18. On or prior to April 30, 2016 (inclusive) guarantee of Izhstal OAO with a limit of liability of no more than 260,000,000 (Two hundred and sixty million) roubles with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.”;

“9.1.20. On or prior to April 30, 2016 (inclusive) guarantee of Korshunov Mining Plant OAO with a limit of liability of no more than 600,000,000 (Six hundred million) roubles with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.”;

Additional Agreement No. 8 dated March 31, 2016 on amendment of certain terms and conditions of Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012 and Additional Agreement No. 7 dated March 04, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012.

“9.1.22. On or prior to April 30, 2016 (inclusive) guarantee of Yakutugol Holding Company OAO for the whole amount of the Borrower’s obligations under the Agreement with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.

9.1.23. On or prior to April 30, 2016 (inclusive) guarantee of Mechel Mining OAO for the whole amount of the Borrower’s obligations under the Agreement with conclusion of an agreement on the Lender’s right to write off funds without the guarantor’s order from its accounts opened at the Lender in repayment of outstanding debt under the Agreement.”.

2. Amend paragraphs “a”, “c” and “d” cl. 1 of Annex No. 6 to Additional Agreement No. 7 to read as follows:

“a) non-receipt by the Lender within a period till April 15, 2016 (inclusive) of payments from companies of Mechel Group of Companies to repay the outstanding debt to the Lender for interest, fees, penalties and costs of the Lender for payment of state duties for consideration of cases by arbitration courts in the amount (in roubles or US dollars) equivalent to 3,300,000,000 (Three billion three hundred million) roubles in accordance with Annex No. 5 to the Agreement;”;

“c) non-conclusion within a period before April 15, 2016 (inclusive) by the Lender of the assignment agreement and failure to receive payment (in roubles or US dollars) thereunder in the aggregate amount equivalent to 31,500,000,000 (Thirty one billion five hundred million) roubles at the exchange rate of the Bank of Russia on the date of payment for assigned rights (claims) or part of rights (claims) to Southern Kuzbass PAO owned by the Lender under one or more Non-Revolving Credit Facility Agreements No. 5593 dated 09.10.2012, No. 5594 dated 09.10.2012, No. 8507 dated 09.10.2012, No. 8508 dated 09.10.2012, concluded between the Lender and Southern Kuzbass PAO, taking into account international agreements concluded between the Lender and Southern Kuzbass PAO during judicial proceedings of arbitration cases Nos. A40-187413/15, A40-187451/15, A40-187412/15, A40-187416/15;

d) occurrence in the period from conclusion of the Additional Agreement till April 15, 2016 (inclusive) of delay in payment of interest under the Agreement payable in accordance with the procedure specified in Article 4 of the Agreement (as amended by the Additional Agreement) for more than 10 (Ten) business days”.

3. All other clauses, terms and conditions of the Agreement and Additional Agreement No. 7 not modified hereby shall remain in force.

4. The Agreement shall enter into force upon its signature by the Parties and is an integral part of the Agreement.

5. The Agreement is made in 2 (Two) copies with equal legal force, one for the Lender and the Borrower.

Addresses and bank details of the Parties

Lender:

Location: Moscow, Russian Federation.

Address and postal address: 19 Vavilova str., Moscow 117997.

E-mail: mechel@sberbank.ru.

TIN 7707083893, OGRN 1027700132195, KPP 775001001, OKPO 00032537.

For transfers in roubles: account 30301810000006000014, corr. acc. No. 30101810400000000225 at the Main Department of the Bank of Russia for the Central Federal District, BIC 044525225.

For transfers in US dollars: Account No. 30301840300006000014 Sberbank, Moscow, SWIFT SABRRUMM (HEAD OFFICE – ALL OFFICES in RUSSIA) BANK OF NEW YORK MELLON NEW YORK, NY, SWIFT IRVT US 3N

For transfers in EURO: Account No. 30301978900006000014 Sberbank, Moscow, SWIFT SABRRUMM (HEAD OFFICE – ALL OFFICES in RUSSIA) DEUTSCHE BANK AG FRANKFURT AM MAIN, SWIFT DEUTDEFF.

Phone: (495) 957-55-63. Fax: (495) 957-55-68.

Borrower:

Location: Russian Federation, address: Mezhdurechensk, Kemerovo Region, Russian Federation.

Address and postal address: Russian Federation, address: 6 Yunosti str., Mezhdurechensk 652877, Kemerovo Region, Russian Federation.

E-mail: corpfin@mechel.com.

TIN 4214000608, OGRN 1024201388661, KPP 421401001, OKPO 26644096.

Settlement account No. 40702810026070100405 at Kemerovo branch No. 8615 of Sberbank PJSC.

Phone: 8 (38475) 7-22-00 (contact center), 7-22-37. Telefax: 8 (38475) 7-22-41.

Additional Agreement No. 8 dated March 31, 2016 on amendment of certain terms and conditions of Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012 and Additional Agreement No. 7 dated March 04, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012.

Signatures of the Parties

Lender		Borrower

Senior Managing Director - Head of the Credit and Project Finance Division of the Credit Department Sberbank PJSC		General Director of management company - MC Mechel Mining OOO

	A.Yu. Goncharenko		P.V. Shtark
L.S.		L.S.

Additional Agreement No. 8 dated March 31, 2016 on amendment of certain terms and conditions of Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012 and Additional Agreement No. 7 dated March 04, 2016 to Non-Revolving Credit Facility Agreement No. 5593 dated October 09, 2012.

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